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                                                                    EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          PROVIDENTIAL SECURITIES, INC.

         The undersigned, being the President and Secretary of Providential Securities, Inc., A Nevada corporation, hereby certify:

         That the Board of Directors at a meeting held on February 9, 2000, adopted a Resolution to amend the Articles of Incorporation as follows:

         ARTICLE ONE of the existing Articles of Incorporation, filed January 13, 2000, is Amended to read as follows:

                  "The name of the corporation is PROVIDENTIAL HOLDINGS, INC."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 26,690,62; that the amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                       /s/  Henry Fahman
                                                       -----------------
                                                       Henry Fahman, President


                                                       /s/  Tina Phan
                                                       --------------
                                                       Tina Phan, Secretary